FINANCING AGREEMENT

Dated as of October 16, 2002

by and between

ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

(the "Issuer")

and

WHEELED COACH INDUSTRIES, INC.

(the "Borrower")

Relating to:

$2,000,000

Orange County Industrial Development Authority

INDUSTRIAL DEVELOPMENT REVENUE BONDS, SERIES 2002

(Wheeled Coach Industries, Inc. project)

The interest of the Orange County Industrial Development Authority in this Financing Agreement and all amounts receivable hereunder (except the right to receive payments, if any, under Sections 4.2(c), 5.2 and 6.3 hereof and the right to consent to any matter) has been assigned to Wells Fargo Bank Minnesota, National Association, as Trustee under the Indenture of Trust dated as of October 16, 2002 from the Orange County Industrial Development Authority.

Table of Contents

ARTICLE I DEFINITIONS

Section 1.1. Definition of Terms.

ARTICLE II REPRESENTATIONS

Section 2.1. Representations of the Issuer.

Section 2.2. Representations of the Borrower.

ARTICLE III CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

Section 3.1. Agreement to Construct and Equip the Project.

Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds.

Section 3.3. Use of Proceeds; Prohibited Use of Project; Disbursements from the Construction Fund.

Section 3.4. Establishment of Completion Date; Obligation of the Borrower to Complete.

Section 3.5. Investment of Moneys in Construction Fund and Bond Fund.

Section 3.6. Arbitrage Certifications.

ARTICLE IV LOAN; REPAYMENT PROVISIONS; OTHER PAYMENTS

Section 4.1. Loan of Bond Proceeds.

Section 4.2. Repayment of Loan; Other Amounts Payable.

Section 4.3 Security Interest Granted.

Section 4.4. No Defense or Set-Off; Unconditional Obligation.

Section 4.5. Assignment of Issuer's Rights.

ARTICLE V SPECIAL COVENANTS AND AGREEMENTS

Section 5.1. The Borrower to Maintain Its Corporate Existence; Conditions under Which Exceptions Permitted.

Section 5.2. Release and Indemnification Covenants.

Section 5.3. Validity and Tax Exempt Status of the Bonds.

Section 5.4. Economic Life of Project

Section 5.5. Insurance.

Section 5.6. Maintenance and Repair.

Section 5.7. Right to Discontinue Operation of Project.

Section 5.8. Insurance and Condemnation Awards.

Section 5.9. Qualification in Florida.

Section 5.10. Taxation of Project.

Section 5.11. Borrower's Performance Under Indenture.

Section 5.12. Arbitrage Rebate.

Section 5.13. Records and Financial Statements of the Borrower.

Section 5.14. Utility Charges.

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES

Section 6.1. Events of Default.

Section 6.2. Remedies on Default.

Section 6.3. Agreement to Pay Attorneys' Fees and Expenses.

Section 6.4. No Remedy Exclusive.

Section 6.5. No Additional Waiver Implied by One Waiver.

ARTICLE VII OPTIONAL AND MANDATORY PREPAYMENT

Section 7.1. Obligation to Prepay Installments.

Section 7.2. Option to Prepay Installments.

Section 7.3. Amount of Prepayment in Certain Events.

Section 7.4. Option to Prepay Installments for Optional Redemption of Bonds.

Section 7.5. Notice of Prepayment.

Section 7.6. Redemption of Bonds with Prepayment Moneys.

ARTICLE VIII MISCELLANEOUS

Section 8.1. Notices.

Section 8.2. Assignments.

Section 8.3. Severability.

Section 8.4. Execution of Counterparts.

Section 8.5. Amounts Remaining in Bond Fund.

Section 8.6. Amendments, Changes and Modifications.

Section 8.7. Governing Law.

Section 8.8. Authorized Borrower Representatives.

Section 8.9. Term of the Agreement.

Section 8.10. Binding Effect.

FINANCING AGREEMENT

THIS FINANCING AGREEMENT, (the "Agreement") made and entered into as of October 16, 2002 by and between the ORANGE COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic of the State of Florida, pursuant to Chapter 159, Part III, party of the first part (the "Issuer"), and WHEELED COACH INDUSTRIES, INC., a wholly owned subsidiary of Collins Industries, Inc. and a corporation organized and existing under the laws of the State of Florida, party of the second part (the "Borrower").

W I T N E S S E T H:

WHEREAS, the Issuer is empowered by the provisions of the Florida Industrial Development Financing Act, being Part III of Chapter 159, Florida Statutes, as supplemented and amended (the "Act"), to issue its revenue bonds (payable solely and only from the revenues derived from the repayment of the loan of the proceeds of such bonds) to finance "projects" within the meaning of the Act (including manufacturing facilities for the purposes set forth in the Act); and

WHEREAS, the Issuer has made necessary arrangements with the Borrower, for the financing of a portion of the costs of acquiring and installing certain equipment, including software necessary to operate the equipment located in Orange County, Florida (the "Project") for use by the Borrower in connection with its emergency vehicle manufacturing facility located at 2737 North Forsyth Road, Winter Park, Florida 32792 (the "Manufacturing Facility"); and

WHEREAS, the Issuer has entered into an Indenture of Trust dated as of October 16, 2002 (the "Indenture"), with Wells Fargo Bank Minnesota, National Association, as trustee, a national banking association duly organized under the laws of the United States of America, existing and authorized to accept and execute trusts of the character herein set out, with its principal corporate trust office located in Minneapolis, Minnesota (the "'Trustee"), specifying the terms and conditions of the acquisition and completion of construction by the Issuer of the Project, the loan of proceeds of the Issuer's Industrial Development Revenue Bonds, Series 2002 (Wheeled Coach Industries, Inc. Project) (the "Bonds") in the aggregate principal amount of $2,000,000 to the Issuer for the financing thereof, and the repayment of said loan; and

WHEREAS, all Bonds issued under the Indenture will be secured by a pledge and assignment of this Agreement (except as otherwise herein provided); and

WHEREAS, in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall be a limited obligation of the Issuer, payable solely out of the proceeds derived from this Agreement and the sale of the Bonds referred to in Section 3.2 hereof, all as herein provided); and

WHEREAS, neither the Issuer nor the State of Florida or any political subdivision thereof shall in any way be obligated to pay the principal, premium, if any, or interest on the Bonds as the same shall become due, and the issuance of the Bonds shall not directly, indirectly or contingently obligate the Issuer, the State of Florida or any political subdivision thereof, to levy or pledge any form of taxation whatsoever therefor or to make any appropriation for their payment but shall be payable solely from the funds and revenues pledged under and pursuant to this Agreement and the Indenture.

NOW, THEREFORE, for and in consideration of the premises hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definition of Terms.

Certain terms used in this Agreement are hereinafter defined in this Section 1.1. When used herein, such terms shall have the meanings given to them by the language employed in this Article I defining such terms, and the plural includes the singular and the singular includes the plural, unless the context clearly indicates otherwise:

"Act" means the Florida Industrial Development Financing Act, being Part III of Chapter 159, Florida Statutes, as amended.

"Agreement" means this Agreement between the Issuer and the Borrower as from time to time supplemented and amended.

"Authorized Borrower Representative" means such person at the time and from time to time designated by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Borrower by the chairman, the president, any vice president, the treasurer or any assistant treasurer of the Borrower to act on behalf of the Borrower. Such certificate may designate an alternate or alternates.

"Bond Counsel" means Miller, Canfield, Paddock and Stone, P.L.C., or such other nationally recognized municipal bond counsel of recognized expertise with respect to such matters as may be mutually satisfactory to the Issuer, the Borrower (so long as no event of default is then existing under Section 6.1(a), (b) or (d) of this Agreement) and the Trustee.

"Bond Fund" means the Bond Fund created and established in Section 5.2 of the Indenture.

"Bonds" means the $2,000,000 original aggregate principal amount of Industrial Development Revenue Bonds, Series 2002 (Wheeled Coach Industries, Inc. Project) authorized to be issued by the Issuer pursuant to the terms and conditions of Sections 2.1 and 2.2 of the Indenture.

"Borrower" means (i) Wheeled Coach Industries, Inc., the party of the second part hereto, and its successors and assigns and (ii) any surviving, resulting or transferee corporation as provided in Section 5.1 hereof.

"Change in Law" means any event not included in the definition of the term "Event of Taxability," the effect of which shall be to render the interest on the Bonds includable for any period in the gross income of the Bondowners or former Bondowners (other than a Bondowner who is a "substantial user" or a "related person" thereto) for Federal Income Tax purposes, including, but not limited to, the enactment or adoption (as determined by Bond Counsel) of any provision or change in the Code, or in the laws of the State of Florida or the regulations of any agency or instrumentality thereof (regardless of the effective date thereof) subsequent to the date hereof. The term "Change in Law" shall not include any change of any provision of the Code the effect of which is to subject interest on the Bonds to treatment as a tax preference item for purposes of computing any alternative minimum tax or other similar tax imposed on any Bondowner.

"Code" means the Internal Revenue Code of 1986, as amended.

"Completion Date" means the date of completion of construction of the Project.

"Construction Fund" means the Construction Fund created and established in Section 5.6 of the Indenture.

"Construction Period" means the period between the beginning of construction of the Project or the date on which Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.

"Cost of the Project" means the sum of the items authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 hereof.

"Determination of Taxability" means a determination that the interest on the Bonds is includable in gross income of the Holder or the Beneficial Owner thereof for purposes of federal income taxation. A Determination of Taxability shall be deemed to have occurred upon the receipt by the Bond Trustee of a written notice from a current or former holder of a Bond, from the Issuer or from the Borrower of:

(a) the issuance of a preliminary adverse determination letter or similar written communication from by the Internal Revenue Service, or

(b) a determination of any court of competent jurisdiction in the United States, to the effect that the interest payable on the Bonds is included in the gross income of the Holders thereof for federal income tax purposes. In the event that a Holder of a Bond is contacted by the Internal Revenue Service regarding an investigation into the status of the interest on the Bonds and neither the Borrower nor the Issuer has notice of such investigation, no such Determination of Taxability shall be considered to exist as to such Holder unless.

(i) the registered owner or former registered owner of the Bond involved in such proceeding or action (a) gives the Borrower, the Issuer and the Bond Trustee notice of the commencement thereof within sixty (60) days of receipt of written notice by such Holder of such investigation and (b) (if the Borrower agrees to pay all expenses in connection therewith) offers the Borrower and the Issuer the opportunity to control unconditionally the defense thereof; and

(ii) either (a) the Borrower does not agree within thirty (30) days of receipt of such offer to pay such expenses and liabilities and to control such defense or (b) the Borrower shall undertake such defense.

No Determination of Taxability described above will result from the inclusion of interest on any Bond in the computation of minimum or indirect taxes or if the events which would otherwise give rise to a Determination of Taxability are the result of a change in the Code or regulations under the Code adopted and becoming effective after the date of issuance of the Bonds.

"Escrow Account" means the separate escrow account created in the Construction Fund by Section 5.8 of the Indenture.

"Event of Taxability" means the payment or incurring of capital expenditures, by Borrower or by any other person in excess of those permitted in the Code, or any other action by the Borrower or any other person including, but not limited to, the use of Bond proceeds which has the effect of causing the interest on the Bonds to become includable for any period in the gross income for Federal Income Tax purposes of any Owner or former Owner of the Bonds (other than an Owner who is a "substantial user" of the Project or a "related person" thereto).

"Indenture" means the Indenture of Trust, including any supplements or amendments thereto as therein permitted, between the Issuer and the Trustee, of even date herewith, pursuant to which the Bonds are authorized to be issued and pursuant to which certain of the Issuer's right, title and interest in this Agreement is pledged as security for the payment of principal, premium, if any, and interest on the Bonds.

"Issuer" means the Orange County Industrial Development Authority, the party of the first part hereto, and any successor body to the duties or functions of the Issuer.

"Manufacturing Facility" means the manufacturing facility for emergency vehicles owned and operated by the Borrower located at 2737 North Forsyth Road, Winter Park, Florida 32792.

"Project" means certain manufacturing equipment, software to operate same, facilities, structures and related property described in Exhibit A hereto, which is to be acquired with proceeds from the Bonds and installed in the Borrower's Manufacturing Facility.

"Security Interest" has the same meaning as given in Section 671.201(37), Fla. Stat. (2001).

"Reserved Rights" means (a) any right of the Issuer to give or to withhold its consent to any matter, (b) the rights of the Issuer to receive notices, (c) the rights of the Issuer under Section 4.2(c), 5.2, 6.3, and 8.11 of this Agreement, and (d) the rights of the Issuer to receive from the Guarantor under the Guaranty payments that the Borrower would be required to make in respect of the Sections of this Agreement referenced in (c) above.

"Tax Agreement" means the Tax Exemption Certificate and Agreement, dated as of the date of issuance of the Bonds, among the Issuer, the Trustee and the Borrower.

"Trustee" means Wells Fargo Bank Minnesota, National Association, as trustee, a national banking association duly organized under the laws of the United States of America, with its principal corporate trust office located in Minneapolis, Minnesota and/or any separate or co-trustee at the time serving as such under the Indenture.

The words 'hereof', "herein", "hereunder", and other words of similar import refer to this Agreement as a whole.

Unless otherwise specified, references to Articles, Sections, and other subdivisions of this Agreement are to he designated Articles, Sections, and other subdivisions of this Agreement as originally executed.

The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.

Terms defined in the Indenture and used herein shall have the same meanings herein as set forth in the Indenture.

ARTICLE II

REPRESENTATIONS

Section 2.1. Representations of the Issuer.

The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

(a) The Issuer is a public body corporate and politic of the State of Florida, duly organized and validly existing under the laws and Constitution of the State of Florida. The Issuer has the power, pursuant to the provisions of the Act, to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder and under the Indenture and the Bonds. By proper action of the Issuer, the Issuer has been duly authorized to execute and deliver this Agreement, the Indenture and the Tax Agreement.

(b) To provide for the financing of the Cost of the Project, on the terms and conditions contained in the Indenture, the Issuer will issue the Bonds which will mature and bear interest as set forth in Article II of the Indenture and which will be subject to redemption as set forth in Article III of the Indenture; provided, however, that the Issuer makes no representations with respect to the sufficiency of the proceeds of the Bonds to finance the Project.

(c) The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer's right, title and interests in this Agreement will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

(d) The Issuer has not and will not pledge or otherwise transfer its right, title and interest in this Agreement other than to the Trustee to secure the Bonds.

(e) The Issuer has not been notified of any listing or proposed listing of it by the Internal Revenue Service as a bond issuer whose arbitrage certifications may not be relied upon.

Section 2.2. Representations of the Borrower.

The Borrower makes the following representations as the basis for the undertakings on its part herein contained:

(a) The Borrower is a corporation duly incorporated under the laws of the State of Florida and is in good standing in the State of Florida, has power to enter into and by proper corporate action has been duly authorized to execute and deliver this Agreement and the Tax Agreement.

(b) Neither the execution and delivery of this Agreement or the Tax Agreement, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Tax Agreement conflicts with or results in a breach of any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Borrower is now a party or by which it is bound, or (with or without the giving of notice or the lapse of time, or both) constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance prohibited by the terms of any instrument or agreement to which the Borrower is now a party or by which it is bound.

(c) To the best of the Borrower's knowledge, the statements, information and descriptions contained in the Project Certificate, as of the date hereof and at the time of delivery of the Bonds, are and will be true and correct.

(Remainder of page intentionally left blank)

ARTICLE III

CONSTRUCTION OF THE PROJECT; ISSUANCE OF THE BONDS

Section 3.1. Agreement to Construct and Equip the Project.

The Borrower agrees that it will acquire or construct, or complete the acquisition and construction of, the Project and construct, acquire and install other facilities and real and personal property deemed necessary by the Borrower for the operation of the Project, substantially in accordance with the plans and specifications therefor prepared by the Borrower, including any and all supplements, amendments and additions (or deletions) thereto (or therefrom); provided, however, that such other facilities and property shall not materially impair the effective use of the Project contemplated by this Financing Agreement.

Exhibit A hereto may be amended or supplemented from time to time upon receipt by the Issuer and the Trustee of:

(i) a certificate of an Authorized Borrower Representative describing in detail the proposed changes; and

(ii) a copy of the proposed form of amendment or supplement to Exhibit A hereto and such other documents, certificates and showings as may be required by counsel rendering the opinion in clause (iii) of this paragraph; and

(iii) an opinion of Bond Counsel to the effect that such amendment complies with the requirements of this Section 3.1 and will not adversely affect the validity of the Bonds or the exemption from federal income taxes of the interest thereon.

An amendment or supplement to Exhibit A hereto in accordance with the provisions of this Section shall not be or be deemed to be an amendment of this Agreement within the meaning of Section 8.6 hereof or Article XII of the Indenture.

Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds.

In order to provide funds to lend to the Borrower to finance the Cost of the Project as provided in Section 4.1 hereof, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the Underwriter, the Bonds in the aggregate principal amount of $2,000,000, bearing interest and maturing as set forth in the Indenture. The Issuer will thereupon deposit the proceeds received from the sale of the Bonds as follows: (1) in the Bond Fund, a sum equal to the accrued interest, if any, paid by the Underwriter; and (2) the balance of the proceeds from the sale of the Bonds (net of underwriting discount) in the Construction Fund.

Section 3.3. Use of Proceeds; Prohibited Use of Project; Disbursements from the Construction Fund.

Prohibited Use of Project: Neither the Issuer nor the Borrower shall cause any proceeds of the Bonds to be expended, except pursuant to the Indenture and this Agreement. The Borrower shall not: (i) requisition or otherwise allow payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply (1) to any building (and the equipment purchased as a part thereof, if any) if the "rehabilitation expenditures," as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Bonds, or (2) to any other property if the rehabilitation expenditures with respect thereto equal 100% of the cost of acquiring such property financed with the proceeds of the Bonds, (B) if as a result of such payment, 25% or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein), (C) if, as a result of such payment, less than 95% of the net proceeds of the Bonds, expended at the time of such acquisition would be considered as having been used for costs of (1) the acquisition, construction, or reconstruction or improvement of land or property of a character subject to the allowance for depreciation, within the meaning of Section 144(a)(1)(A) of the Code and (2) a "manufacturing facility" within the meaning of Section 144(a)(12)(C) of the Code ("Qualifying Costs"), or (D) if such payment is used to pay issuance costs (including counsel fees and placement fees) of the Bonds in excess of an amount equal to 2% of the principal amount of the Bonds; (ii) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which has or would result in the loss of the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes; or (iii) take or omit, or permit to be taken or omitted, any other action the taking or omission of which has or would cause the loss of such exclusion. Without limiting the generality of the foregoing, the Issuer and the Borrower will not used the proceeds of the Bonds, or permit such proceeds to be used directly or indirectly, for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide (x) any facility the primary purpose of which is retail food and beverage services, automobile sales or service or the provision of recreation or entertainment, (y) any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet spots facility (including any hand ball or racquetball court), hot tub facility, suntan facility, or race track, or (z) single or multi-family residences. The Borrower shall not permit the use of the Project by any person to whom any part of the aggregate authorized face amount of the Bonds would be allocated pursuant to Section 144(a)(10) of the Code if the amount so allocated when increased as provided in Section 144(a)(10) of the Code would exceed $40,000,000.

(b) Disbursements from the Construction Fund

The Issuer hereby authorizes and directs the Trustee, upon compliance with Section 5.7 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Borrower for the following purposes (but, subject to the provisions of Sections 3.4 and 3.5 hereof, for no other purpose):

(1) Payment to the Borrower of such amounts, if any, as shall be necessary to reimburse the Borrower in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and the construction and acquisition of the Project.

(2) Payment of the initial or acceptance fee of the Trustee, legal, financial and accounting fees and expenses, rating agency fees, and printing and engraving costs incurred in connection with the authorization, sale and issuance of the Bonds, the execution and filing of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Tax Agreement, the Indenture and all other documents in connection with the authorization, sale and issuance of the Bonds.

(3) Payment for labor, services, materials and supplies used or furnished in the construction and acquisition of the Project, and payment of amounts due under contracts for the acquisition, construction and installation of the Project, all as provided in the plans, specifications and work orders therefor.

(4) Payment of the fees, if any, for architectural, engineering, legal, underwriting and supervisory services with respect to the Project.

(5) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

(6) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Borrower.

(7) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

(8) Interest on the Bonds during the construction of the Project.

(9) Payment of any other costs which constitute part of the Cost of the Project in accordance with generally accepted accounting principles and which are permitted by the Act and will not adversely affect the exemption from federal income taxes of interest on any of the Bonds.

All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (1) to (9), inclusive, of this Section, shall at the direction of the Borrower be used in accordance with Section 3.4 hereof.

Each of the payments referred to in this Section shall be made upon receipt by the Trustee of a written order complying with the form set forth in Section 5.7 of the Indenture signed by an Authorized Borrower Representative. If the Borrower is relying on Section 3.3(9) for payment, it will so notify the Trustee at the time it provides the Trustee with the order pursuant to Section 5.7 of the Indenture.

Section 3.4. Establishment of Completion Date; Obligation of the Borrower to Complete.

As soon as practicable after the completion of construction of the Project, the Borrower shall furnish to the Trustee a certificate signed by an Authorized Borrower Representative stating (i) that construction of the Project has been completed substantially in accordance with the plans, specifications and work orders therefor, (ii) the Completion Date, (iii) the Cost of the Project, (iv) the portion of the Cost of the Project which has then been paid and (v) the portion of the Cost of the Project which has not yet then been paid. Such certificate may state that is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. Moneys (including investment proceeds) remaining in the Construction Fund on the date of such certificate may be used, at the direction of an Authorized Borrower Representative, to the extent indicated, for one or more of the following purposes:

(1) for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not then paid as specified in the above-mentioned certificate; or

(2) for transfer to the Bond Fund, but only if, and to the extent that, the Trustee has been furnished with an opinion of Bond Counsel to the effect that such transfer is permitted by the Act and does not adversely affect the exemption from federal income taxes of interest on any of the Bonds.

Any moneys (including investment proceeds) remaining in the Construction Fund on the date of the aforesaid certificate and not set aside for the payment of the Cost of the Project as specified in (1) above or transferred to the Bond Fund pursuant to (2) above shall on such date be placed by the Trustee in the Escrow Account and used to pay all or part of the redemption price of Bonds at the redemption date or dates selected by the Borrower; provided that, until so used such moneys may also be used, at the direction of the Borrower, for one or more of the following purposes:

(a) to pay all or part of the price of purchasing Bonds on tender, in the open market or at private sale, on or before such date or dates, for the purpose of cancellation;

(b) for the payment of the cost of any additional project, provided that prior to such use this Agreement is amended in accordance with Section 3.1 hereof to include such additional facilities within the definition of Project as used herein;

(c) for any other purpose;

provided that, no moneys on deposit in such Escrow Account may be used for any of the purposes specified in (a), (b) or (c) in this paragraph unless and until the Borrower, at the Borrower's expense, causes Bond Counsel to deliver to the Trustee an opinion of Bond Counsel upon which the Trustee may rely to the effect that such use is permitted by the Act and does not adversely affect the exemption from federal income taxes of interest on any of the Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in the Escrow Account may be invested in investments authorized by the first paragraph of Section 3.5 of this Agreement, but may not be invested to produce a yield on such moneys (computed from the Completion Date and taking into account any investment of such moneys during the period from the Completion Date until such moneys were deposited in such Escrow Account) greater than the yield on the Bonds, all as such terms are used in and determined in accordance with relevant provisions of the Code and regulations promulgated or proposed thereunder.

In the event moneys remaining in the Construction Fund at the Completion Date are used for the purpose specified in (b) above, the provisions of this Agreement relating to and in effect during the acquisition, construction and equipping of the Project shall apply to such additional facilities.

In the event the moneys in the Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the costs thereof in full, the Borrower agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the Cost of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Borrower agrees that if after exhaustion of the moneys in the Construction Fund the Borrower should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.2 hereof.

Section 3.5. Investment of Moneys in Construction Fund and Bond Fund.

Any moneys held as a part of the Construction Fund or the Bond Fund shall at the written request (or the oral request confirmed in writing) of an Authorized Borrower Representative be invested or reinvested by the Trustee in the following: (i) any bonds or other obligations which as to principal and interest constitute direct obligations of or are unconditionally guaranteed by the United States of America, (ii) obligations of the Federal National Mortgage Association, (iii) obligations of the Federal Intermediate Credit Corporation, (iv) obligations of Federal Banks for Cooperatives, (v) certificates of deposit issued by, bankers acceptances or debt obligations of or repurchase agreement of, and interest bearing accounts in, commercial banks, including the Trustee or any of its affiliates and banks domiciled outside of the United States of America, which have a combined capital and surplus of at least $250,000,000, (vi) commercial paper of domestic corporations (as defined in Section 5.1 hereof), (vii) obligations of Federal Land Banks, (viii) obligations of Federal Home Loan Banks, (ix) obligations of the Government National Mortgage Association, (x) debt obligations of domestic corporations (as defined in Section 5.1 hereof), (xi) obligations issued by or on behalf of any state of the United States or any political subdivision thereof, or funds consisting solely of such obligations, (xii) shares of such open-end, SEC-registered money market mutual fund used by the Trustee for the investment of funds held by it and which fund invests its assets primarily in any of the securities described in clauses (i), (ii), (iii), (iv), (vii), (viii), (ix) or (xi) above, including, without limitation, any fund for which the Trustee or an affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (a) the Trustee or an affiliate of the Trustee charges fees and expenses from such fund for services rendered, (b) the Trustee charges and collects fees and expenses for services rendered pursuant to the Indenture, and (c) services performed for such fund and pursuant to the Indenture may converge at any time, or (xiii) any other investments permitted by law; provided, that any such investment pursuant to (vi), (x), (xi) or (xiii) above shall be rated in one of the two highest rating categories by either Standard & Poor's Corporation or Moody's Investors Service, Inc. If the Borrower fails to direct the Trustee to make such investments, the Trustee shall invest moneys held as a part of the Construction Fund or the Bond Fund in the Trustee's tax-exempt money market fund (for which the Trustee shall be entitled to charge the Borrower its customary fee charged to other investors in such fund). For purposes of this Section, a rating category shall mean a generic rating category without regard to any refinement or gradation of such rating category by numerical modifier or otherwise. The Trustee may make any and all such investments through its own trust investment department.

The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund.

The Borrower covenants that any funds (including investment proceeds), except funds constituting a minor portion of the proceeds of the Bonds, on deposit in the Construction Fund more than three years after the date of the delivery of the Bonds will not be invested to produce a yield greater than the yield on the Bonds, all as such terms are used in and determined in accordance with the regulations promulgated or proposed under relevant provisions of the Code.

Section 3.6. Arbitrage Certifications.

The Borrower reasonably expects, based on its knowledge, information and belief, and hereby certifies and represents to the Issuer, and the Issuer hereby certifies that it reasonably expects, that the proceeds of the Bonds will not be used in a manner that would cause the Bonds to be classified as "arbitrage bonds" under Section 148 of the Code and regulations prescribed under that Section. The Issuer and the Borrower jointly and severally certify and covenant with all purchasers and owners of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of the Code, and any lawful regulations promulgated or proposed thereunder; provided that the Issuer will be deemed to have failed to comply with such certification and covenant only if it knows or should have known that a particular use might result in a violation thereof; provided further that the Issuer shall conclusively be deemed to have complied with such certification and covenant to the extent that it has relied upon an opinion of Bond Counsel.

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ARTICLE IV

LOAN; REPAYMENT PROVISIONS; OTHER PAYMENTS

Section 4.1. Loan of Bond Proceeds.

The Issuer agrees, upon the terms and conditions in this Agreement, to lend to the Borrower the proceeds (exclusive of accrued interest, if any) received by the Issuer from the sale of the Bonds in order to finance the Cost of the Project, and the Borrower agrees to apply the proceeds of such loan to the financing of the Cost of the Project.

Section 4.2. Repayment of Loan; Other Amounts Payable.

(a) On or before the Business Day prior to each date provided in or pursuant to the Indenture for the payment of principal of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower covenants and agrees to pay to the Trustee in federal or other immediately available funds at the principal corporate trust office of the Trustee for deposit in the Bond Fund, as a repayment installment of the loan made to the Borrower out of Bond proceeds pursuant to Section 4.1 hereof, a sum equal to the amount payable on such date as principal (whether at maturity, or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture; provided, however, that the obligation of the Borrower to make any such payment shall be reduced by the amount of moneys on deposit in the Bond Fund on any such date and available to pay the principal of and premium, if any, and interest on the Bonds on such date (excluding moneys on deposit in the Bond Fund for the payment of past due principal of or premium, if any, or interest on Bonds in cases where Bonds have not been presented for payment or interest checks have not been cashed); provided further, that in any event the payments under this Section 4.2(a) shall at all times be sufficient to pay the principal of and premium, if any, and interest on the Bonds, and if on any date on which the payment of the principal of or premium, if any, or interest on Bonds is due, the Trustee shall not have sufficient moneys on deposit in the Bond Fund and available therefor to make each such payment in full, the Borrower shall immediately pay to the Trustee in immediately available funds an amount equal to such deficiency. Each payment made pursuant to this Section 4.2(a) shall be made during normal banking hours. In the event the Borrower should fail to make any of the payments required in this Section 4.2(a), the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds from the due date thereof until paid.

(b) The Borrower agrees to pay the Trustee (1) the initial acceptance fee of the Trustee and reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in entering into and executing the Indenture and (2) until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the provisions of the Indenture, (i) an amount equal to the reasonable annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its reasonable ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee as Registrar and as Paying Agent, as and when the same become due, (iii) the reasonable fees, charges and expenses (including reasonable attorneys' fees and expenses) of the Trustee for the necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due, and (iv) the cost of typing or printing any Bonds required to be furnished by the Issuer. The Borrower further agrees to indemnify the Trustee and its officers, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the issuance or sale of the Bonds or the acceptance or administration of the trusts under the Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties under the Indenture. In the event the Borrower should fail to make any of the payments required in this Section 4.2(b), the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon to the extent permitted by law at the prime rate of the Trustee (or if the Trustee does not have a prime rate, the lowest prime rate of any of its affiliates) at the time of such failure from the due date thereof until paid.

(c) The Borrower also agrees to pay upon written request, reasonable expenses of the Issuer incurred in carrying out its duties and obligations under this Agreement. In the event the Borrower should fail to make any of the payments required in this Section 4.2(c), the item or installment so in default shall continue as an obligation of the Borrower until the amount in default shall have been fully paid, and the Borrower agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds from the due date thereof until paid. Notwithstanding anything to the contrary contained herein or in any of the Bonds, the Indenture or any other instrument or document executed by or on behalf of the Issuer in connection herewith, the Issuer shall not be obligated to take any action or execute any instrument pursuant to any provision hereof until it shall have been requested in writing to do so by the Borrower or the Trustee.

Section 4.3 Security Interest Granted.

To secure the prompt payment of the Loan and the performance by the Borrower of its other obligations hereunder, the Borrower, to the full extent permitted by law, hereby pledges to the Issuer and hereby grants to the Issuer a purchase money Security Interest in and agrees and acknowledges that the Issuer shall have and shall continue to have a Security Interest in the Project provided, that at any time when the Borrower is not in default in the performance of any term, condition or covenant hereof, if the Borrower in its discretion determines that any items of Project machinery or equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Borrower may remove and dispose of such items of machinery or equipment from the Project and sell, trade in, exchange or otherwise dispose of them (as a whole or in party) without any responsibility or accountability to the Issuer or the Trustee therefore, and free of the security interest granted herein, if the Borrower:

(a) Substitutes and installs other machinery or equipment having equal or greater value and utility (but not necessarily having the same function) in the operation of the project for its intended purpose (provided such removal and substitution shall not impair operating unity), all of which substituted machinery or equipment shall be free of all liens and encumbrances and shall become a part of the Project and shall be subject to the Security Interest granted to the issuer herein; or

(b) Pays over to the Trustee for deposit by the Trustee to the Redemption Account, (i) in the case of the trade-in of such machinery or equipment for other machinery or equipment not deemed a part of the Project, the amount of the credit received by it in such trade-in and (ii) in the case of any disposition other than as provided in clause (b)(i) an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting practices consistently followed by the Borrower; or

(c) In the event that the Borrower has acquired and installed, prior to such removal and disposal of an item of machinery or equipment from the Project other than under preceding subsection (a) of this Section, an additional item or items of machinery or equipment with its own funds, free of all liens and encumbrances, which have become part of the Project, and are subject to the Security Interest or Mortgage granted herein, the Borrower may take credit to the extent of the amount so spent against the requirement that it either substitute and install other machinery or equipment having equal or greater utility or that it make payment to the Trustee for deposit into the Redemption Account.

Prior to the removal, disposal or other disposition of any portion of the Project, the Borrower's Authorized Representative shall deliver to the Trustee a certificate that such removal, disposal or disposition will not affect the utility or value of the Project for the purposes set forth herein. The certificate shall specify which portions of the Project are to be removed or disposed of, and identify any additions or substitutions which have been or will be made part of the Project pursuant to the provisions of this section. The Borrower will also execute, record and deliver to the Trustee any documents deemed necessary by the Trustee to perfect and to maintain the lien on, pledge of, mortgage upon or Security Interest in such additions and substitutions.

The removal from the Project of any portion of the machinery or equipment and the substitution, payment or credit therefor pursuant to the provisions of this Section shall not entitle the Borrower to any delay, abatement or diminution of the installments payable under Section 4.2 hereby.

The Borrower shall file with the Trustee annually on or before October 16 in each year during the term of this Agreement, beginning October 16, 2003, an opinion of counsel (who may also be counsel for the Borrower) stating that all action has been taken with respect to the filing, recording, refilling and re-recording of financing statements or continuation statements or other notices as is necessary to perfect and to maintain the lien on, pledge of, mortgage of and security interest in the Project or any additions or substitutions which may be allowed as provided herein, and to preserve the priority of the lien on the Project represented by the Indenture, the Security Interest and the Mortgage.

Section 4.4. No Defense or Set-Off; Unconditional Obligation.

The obligations of the Borrower to make the payments required in Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional under any and all circumstances whatsoever, including without limitation irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee, and the Borrower shall pay absolutely net during the term of this Agreement the payments to be made on account of the loan as prescribed in Section 4.2 and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower: (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other agreements contained in this Agreement; and (iii) except as provided in Article VII hereof, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or of the State of Florida or any political subdivision of either of these, or any failure of the Issuer or Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement. Notwithstanding the foregoing, the Borrower shall be entitled to recover from the Trustee all costs and damages resulting from the failure of the Trustee to perform or observe any agreement, duty or obligation arising out of or connected with this Agreement, the Tax Agreement or the Indenture and shall be entitled to institute such action against the Issuer or the Trustee as the Borrower shall deem appropriate to compel performance of any agreement, duty or obligation under this Agreement, the Tax Agreement or the Indenture; provided, however, that the Issuer shall not be required to carry out any agreement, duty or obligation unless it is reimbursed for its costs and expenses by the Borrower. To the extent permitted by law, the Borrower hereby waives any defense of usury which may or might be applicable to its payments hereunder, including interest on overdue amounts.

Section 4.5. Assignment of Issuer's Rights.

As security for the payment of the Bonds, the Issuer will assign to the Trustee, without recourse, the Issuer's rights under this Agreement, except for the Reserved Rights, and the Issuer hereby directs the Borrower to make said payments (other than payments in respect of the Reserved Rights) directly to the Trustee. The Borrower herewith assents to such assignment and will make such payments (other than payments in respect of the Reserved Rights) directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Issuer or the Trustee.

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ARTICLE V

SPECIAL COVENANTS AND AGREEMENTS

Section 5.1. The Borrower to Maintain Its Corporate Existence; Conditions under Which Exceptions Permitted.

The Borrower agrees that during the term of this Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate or merge into it; provided that the Borrower may, without violating the agreement contained in this Section, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States or the District of Columbia), or permit one or more corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided, the surviving, resulting or transferee corporation, as the case may be, if it is other than the Borrower, (i) is a domestic corporation as aforesaid and qualified to do business in Florida and (ii) assumes in writing all of the obligations of the Borrower under this Agreement and the Tax Agreement.

Section 5.2. Release and Indemnification Covenants.

(a) The Borrower shall and hereby agrees to indemnify and save the Issuer and the Trustee harmless against and from all claims by or on behalf of any person, firm, corporation or other legal entity arising from the conduct or management of, or from any work or thing done on, the Project during the Term of Agreement, including without limitation, (1) any condition of the Project, (2) any breach or default on the part of the Borrower in the performance of any of its obligations under this Agreement, (3) any act or negligence of the Borrower or of any of its agents, contractors, servants, employees or licensees, or (4) any act or negligence of any assignee or lessee of the Borrower, or of any agents, contractors, servants, employees or licensees of any assignee or lessee of the Borrower. The Borrower shall indemnify and save the Issuer and the Trustee harmless from any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from the Issuer or the Trustee, the Borrower shall defend them or either of them in any such action or proceeding using counsel reasonably acceptable to the indemnified parties.

(b) Notwithstanding the fact that it is the intention of the parties hereto that the Issuer shall not incur any pecuniary liability by reason of the terms of this Agreement or the Indenture or the undertakings required of the Issuer hereunder or thereunder, by reason of the issuance of the Bonds, by reason of the execution of the Indenture or by reason of the performance of any act requested of the Issuer by the Borrower, including all claims, liabilities or losses arising in connection with the violation of any statutes or regulation pertaining to the foregoing; nevertheless, if the Issuer should incur any such pecuniary liability, then in such event the Borrower shall indemnify and hold the Issuer harmless against all claims, demands or causes of action whatsoever, by or on behalf of any person, firm or corporation or other legal entity arising out of the same or out of any offering statement or lack of offering statement in connection with the sale or resale of the Bonds and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, and upon notice from the Issuer, the Borrower shall defend the Issuer in any such action or proceeding, using counsel reasonably acceptable to the indemnified parties. All references to the Issuer in this Section 5.2 shall be deemed to include its commissioners, members, directors, officers, employees, and agents.

(c) Notwithstanding anything to the contrary contained herein or in any of the Bonds, this Agreement, the Indenture or in any other instrument or document executed by or on behalf of the Issuer in connection herewith, (1) the Issuer shall have no obligation to take action under this Agreement, the Indenture, the Bonds or such other instruments or documents, unless the Issuer is requested in writing by an appropriate person to take such action and is provided with indemnity and assurances satisfactory to it or payment of or reimbursement for any expenses (including attorneys' fees) to be incurred in such action, (2) no member of the Issuer or any officer, attorney, employee or agent of the Issuer shall be personally liable to the Borrower, the Trustee or any other person for any action taken by the Issuer or by its officers, attorney, agents or employees, or for any failure to take action, under this Agreement, the Indenture, the Bonds or such other instruments or documents, except that the Issuer agrees to take or refrain from taking any action required by an injunction or required to comply with any final judgment for specific performance; and (3) any judgment rendered against the Issuer for breach of its obligations under this Agreement, the Indenture, the Bonds or obligations under this Agreement, the Indenture, the Bonds or such other instruments or documents, shall be payable solely from the Bond Fund, and no personal liability or charge payable directly or indirectly from any general funds of the Issuer shall arise therefrom.

(d) The foregoing provisions of this Section shall survive the payment, prepayment or redemption of the Bonds and the termination of this Agreement and the Indenture.

(e) Notwithstanding anything to the contrary contained herein, the Borrower shall have no liability to indemnify the Issuer or the Trustee against claims or damages resulting from the Issuer's or the Trustee's own gross negligence or willful misconduct.

Section 5.3. Validity and Tax Exempt Status of the Bonds.

The Borrower and the Issuer covenant and agree that they, and each of them, will not take or fail to take or authorize or permit any action to be taken or not taken and have not taken or not taken or authorized or permitted any action to be taken or not to be taken which results in interest paid on the Bonds being included in gross income of any owner thereof for purposes of federal income taxation (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code and the applicable regulations thereunder) or adversely affects the validity of the Bonds; provided that the Issuer will be deemed to have violated the provisions of this Section only if it knows or should have known that any such action or inaction might result in such inclusion in gross income; provided further that the Issuer shall be conclusively deemed to have complied with the provisions of this Section to the extent that it relies upon an opinion of Bond Counsel.

Section 5.4. Economic Life of Project

The Borrower hereby represents that the weighted average maturity of the Bonds does not exceed 120% of the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code. The Borrower agrees that it will not make any changes in the Project which would, at the time made, cause 120% of the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the "weighted average maturity" of the Bonds.

Section 5.5. Insurance.

Subject to the provisions of Section 5.7 hereof, the Borrower agrees to maintain, or cause to be maintained, all necessary insurance with respect to the Project in accordance with its customary insurance practices, which may include self-insurance. All costs of maintaining insurance with respect to the Project shall be paid by the Borrower, and the Issuer shall have no obligation or liability in this regard.

Section 5.6. Maintenance and Repair.

Subject to the provisions of Section 5.7 hereof, the Borrower agrees that it will (i) maintain, or cause to be maintained, the Project in as reasonably safe condition as its operations shall permit and (ii) maintain, or cause to be maintained, the Project in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof. All costs of operating and maintaining the Project shall be paid by the Borrower, and the Issuer shall have no obligation or liability in this regard.

Section 5.7. Right to Discontinue Operation of Project.

Although the Borrower intends to operate, or cause to be operated, the Project for its designed purposes until the date on which no Bonds are outstanding, subject to the provisions of Section 5.3 hereof, the Borrower is not required by this Agreement to operate, or cause to be operated, any portion of the Project after the Borrower shall deem in its discretion that such continued operation is not advisable, and in such event the Borrower may sell, lease or retire all or any such portion of the Project. Subject to the provisions of Section 5.3 hereof, the net proceeds from such sale, lease or other disposition, if any, shall belong to, and may be used for any lawful purpose by, the Borrower. Upon discontinuance of operation of the Project in accordance with this Section 5.7, the Borrower shall be discharged from its obligations to insure, maintain and repair the Project as set forth in Sections 5.5 and 5.6 hereof.

Section 5.8. Insurance and Condemnation Awards.

Subject to the provisions of Section 5.3 hereof, the net proceeds of any insurance or condemnation award as a result of the destruction or condemnation of the Project or any portion thereof shall belong to, and may be used for any lawful purpose by, the Borrower.

Section 5.9. Qualification in Florida.

The Borrower agrees that throughout the term of this Agreement it will be qualified to do business in the State of Florida.

Section 5.10. Taxation of Project.

During the term of this Agreement, the Borrower will promptly remit when due any taxes, assessments or other charges levied or imposed in respect of the Project or the installments payable hereunder to the appropriate taxing body. The Borrower may, at its own expense and in its own name, in good faith contest any such taxes, assessments and other charges and, in the event of such contest, may permit the taxes, assessments or other charges contested to remain unpaid during the period of such contest and any appeal therefrom. All taxes, assessments and other charges levied or imposed with respect to the Project shall be the obligation of the Borrower, and the Issuer shall have no obligation or liability in this regard.

Section 5.11. Borrower's Performance Under Indenture.

The Borrower agrees, for the benefit of all owners of Bonds, to do and perform all requirements in the Indenture applicable to the Borrower.

The Borrower will, at its expense, take all necessary action to maintain and preserve the lien and security interest of the Indenture so long as any Bonds remain outstanding.

Section 5.12. Arbitrage Rebate.

(a) The Borrower acknowledges having read Sections 5.14 and 7.01 of the Indenture and agrees to perform all duties expressly or implicitly imposed upon it by such Sections and by the Rebate Memorandum referred to therein. Insofar as said Sections and the Rebate Memorandum expressly or implicitly impose duties and responsibilities on the Borrower, they are specifically incorporated herein by reference.

(b) Nothing contained in this Agreement or in the Indenture shall be interpreted or construed to require the Issuer to pay the Rebate Amount, such obligations being the sole responsibility of the Borrower.

Section 5.13. Records and Financial Statements of the Borrower.

The Trustee will be permitted at all reasonable times to examine the books and records of the Borrower with respect to the Project. The Borrower agrees that so long as any of the Bonds are outstanding, the Borrower shall furnish its annual report to its shareholders to the Trustee and to the owner of any Bond who shall have requested the same in writing by not later than 120 days following the end of the Borrower's fiscal year (presently, October 31 in each year), commencing with the annual report for the 2002 fiscal year, and to provide notices of the occurrence of certain events, if deemed by the Borrower to be material.. The Trustee shall have no responsibility with respect to such annual report except to make it available for reasonable examination by the owner of any Bond upon request. Delivery of such report to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute or actual notice of any information contained therein or determinable form information contained therein, including the Borrower's compliance with any of its covenants hereunder. The Trustee has no obligation to review or analyze the financial information included in the annual report provided by the Borrower.

Section 5.14. Utility Charges.

During the term of this Agreement, the Borrower shall pay all charges for utilities associated with the Project and, upon request by the Issuer, the Borrower shall provide the Issuer with written evidence of such payment.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1. Events of Default.

The occurrence and continuation of any one of the following shall constitute an Event of Default:

(a) failure by the Borrower to pay any amount required to be paid under Section 4.2(a) hereof with respect to principal of or premium on any Bond at the time specified therein; or

(b) failure by the Borrower to pay any amount required to be paid under Section 4.2(a) hereof with respect to interest on any Bond at the time specified therein and the continuation thereof for a period of 30 days; or

(c) failure by the Borrower to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in (a) or (b) above, for a period of 30 days after receipt by the Borrower of written notice, specifying such failure and requesting that it be remedied, given to the Borrower by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within the applicable period and diligently pursued until the default is corrected; provided further, if any such failure obligates the Borrower to prepay installments pursuant to Section 7.1(b) hereof, and such prepayment is in fact made by the Borrower and Bonds are redeemed with such prepayment moneys as provided in the Indenture, then such failure by the Borrower shall not constitute an Event of Default under this Agreement; or

(d) the dissolution or liquidation of the Borrower or the filing by the Borrower of a voluntary petition in bankruptcy, or failure by the Borrower promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or the commission by the Borrower of any act of bankruptcy, or adjudication of the Borrower as a bankrupt, or if a petition or answer proposing the adjudication of the Borrower as a bankrupt or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety days after the filing thereof, or if the Borrower shall admit in writing its inability to pay its debts generally as they become due, or a receiver, trustee or liquidator of the Borrower shall be appointed in any proceeding brought against the Borrower and shall not be discharged within ninety days after such appointment or if the Borrower shall consent to or acquiesce in such appointment, or assignment by the Borrower for the benefit of its creditors, or the entry by the Borrower into an agreement of composition with its creditors, or a bankruptcy, insolvency or similar proceeding shall be otherwise initiated by or against the Borrower under any applicable bankruptcy, reorganization or analogous law as now or hereafter in effect and if initiated against the Borrower shall remain undismissed (subject to no further appeal) for a period of ninety days; provided, the term "dissolution or liquidation of the Borrower", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another corporation or a dissolution or liquidation of the Borrower following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 5.1 hereof; or

(e) the occurrence of an "event of default" under the Indenture.

Section 6.2. Remedies on Default.

Whenever the unpaid principal amount of the Bonds and interest accrued thereon has been declared to be immediately due and payable under the Indenture, then upon any such declaration the amounts payable under Section 4.2(a) hereof shall automatically become and shall be immediately due and payable in the amount set forth in Section 9.2 of the Indenture; provided, however, that any such automatic acceleration of unpaid loan repayment installments payable under Section 4.2(a) of this Agreement shall be deemed automatically rescinded upon any rescission by the Trustee of the corresponding declaration of acceleration of the Bonds under Section 9.11 of the Indenture.

Whenever any Event of Default shall have happened and is continuing, the Issuer, (with the consent of the Trustee or without the consent of the Trustee to the extent that such Event of Default relates solely to the Reserved Rights) or the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

In case the Issuer, with the consent of the Trustee, or the Trustee shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer and/or the Trustee, then and in every such case the Issuer, the Borrower and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Borrower and the Trustee shall continue as though no such proceeding had been taken.

The Borrower covenants that, in case an Event of Default shall occur with respect to the payment of any repayment installment payable under Section 4.2(a) hereof, then, upon demand of the Trustee, the Borrower will pay to the Trustee the whole amount that then shall have become due and payable under said Section 4.2(a), with interest (to the extent permitted by law) on such amount at the rate borne by the Bonds from the due date thereof until paid.

In case the Borrower shall fail forthwith to pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Borrower and collect in the manner provided by law out of the property of the Borrower, the moneys adjudged or decreed to be payable.

If an Event of Default shall happen and be subsisting, in case there shall be pending proceedings for the bankruptcy or for the reorganization of the Borrower under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Borrower or in the case of any other similar judicial proceedings relative to the Borrower, or to the creditors or property of the Borrower, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement, irrespective of whether the principal of the Bonds or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.2 or of Section 9.2 of the Indenture, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Borrower, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

Section 6.3. Agreement to Pay Attorneys' Fees and Expenses.

In the event the Borrower should default under any of the provisions of this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Issuer the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Issuer. In the event the Borrower should default under any of the provisions of this Agreement and the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Borrower herein contained, the Borrower agrees that it will on demand therefor pay to the Trustee the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Trustee.

Section 6.4. No Remedy Exclusive.

No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute, except that the remedy of acceleration shall be exercised only in the manner set forth in Section 6.2 hereof. No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the owners of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained. In order to entitle the Issuer, with the consent of the Trustee, or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

Section 6.5. No Additional Waiver Implied by One Waiver.

In the event any agreement contained in this Agreement should be breached by the Borrower and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE VII

OPTIONAL AND MANDATORY PREPAYMENT

Section 7.1. Obligation to Prepay Installments.

The Borrower shall have the obligation to prepay installments payable hereunder in whole (or in the case of an event stated in (b) or (c) of this Section 7.1 in whole or in part, as provided in the Indenture), if any of the following shall have occurred:

(a) As a result of any changes in the Constitution of Florida or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement;

(b) In the event of a Determination of Taxability with respect to the Bonds which is the result of an Event of Taxability, all of the Bonds then Outstanding are subject to redemption and payment on a redemption date established by the Issuer at a redemption price equal to three percent (3%) of the par value of the principal amount thereof.

(c) In the event of a Determination of Taxability which is the result of a Change in Law, the Bonds then Outstanding are subject to redemption and payment on a redemption date established by the Trustee at a redemption price equal to 100% of the par value of the principal amount of the Bonds to be redeemed.

Section 7.2. Option to Prepay Installments.

The Borrower shall have the option to prepay the installments payable hereunder in whole (or in the case of an event stated in (c) or (d) of this Section 7.2 in whole or in part, as provided in the Indenture) if any of the following shall have occurred:

(a) The Manufacturing Facility or the Project shall have been damaged or destroyed (in whole or in part) by fire or other casualty (i) to such extent that, in the opinion of the Borrower expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, it is not practicable or desirable to rebuild, repair or restore the Manufacturing Facility or the Project within a period of six consecutive months following such damage or destruction, or (ii) to such extent that, in the opinion of the Borrower expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, the Borrower is or will be thereby prevented from carrying on its normal operations at the Manufacturing Facility or the Project for a period of six consecutive months;

(b) Title to, or the temporary use of, all or substantially all the Manufacturing Facility or the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority (including such a taking or takings as results or is likely to result, in the opinion of the Borrower expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, in the Borrower being thereby prevented from carrying on its normal operations at the Manufacturing Facility or the Project for a period of six consecutive months, or results or is likely to result in rendering the Manufacturing Facility or the Project in the opinion of the Borrower expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, unsuitable for use by the Borrower);

(c) A change in the economic availability of raw materials, operating supplies or facilities necessary for the efficient operation of the Manufacturing Facility or the operation of the Project for its designed purposes in accordance with applicable federal and state laws, including without limitation environmental laws, shall have occurred or such technological or environmental or other change shall have occurred (i) which in the Borrower's reasonable judgment, expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, renders the operation of the Manufacturing Facility or the Project uneconomic or impractical or (ii) which would cause the Manufacturing Facility or the Project to be operated in such a manner that, as stated in an opinion of Bond Counsel filed with the Issuer and the Trustee, such operation might reasonably result in interest on the Bonds or any of them being includable for federal income tax purposes in the gross income of any owner of a Bond (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code and the applicable regulations thereunder);

(d) Any permit necessary for the efficient operation of the Manufacturing Facility or the operation of the Project for its designed purposes in accordance with applicable federal and state laws, shall be or shall have become unavailable (i) which, in the Borrower's reasonable judgment expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, renders the operation of the Manufacturing Facility or the Project uneconomical or impractical or (ii) which would cause the Manufacturing Facility or the Project to be operated in such a manner that, as stated in an opinion of Bond Counsel filed with the Issuer and the Trustee, such operation might reasonably result in interest on the Bonds or any of them being includable for federal income tax purposes in the gross income of any owner of a Bond (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 147(a) of the Code and the applicable regulations thereunder); or

(e) Taxes are imposed on the loan repayment installments hereunder or unreasonable burdens or excessive liabilities (limited to federal, state or other ad valorem, value added, property, income or other taxes, other than ad valorem taxes presently being levied upon privately-owned property used for the same general purposes as the Project or the Manufacturing Facility) shall, in the opinion of the Borrower expressed in a certificate of an Authorized Borrower Representative filed with the Issuer and the Trustee, have been imposed with respect to the Project, the financing of the Project or the operation of the Manufacturing Facility.

If the Borrower elects to exercise an option granted in this Section 7.2, it must exercise such option and prepay within 180 days after it has notice or actual knowledge of the event permitting the exercise of such option.

Section 7.3. Amount of Prepayment in Certain Events.

To fulfill the obligation set forth in Section 7.1 hereof or to exercise the option granted in Section 7.2 hereof, the Borrower shall, within ninety (90) days after it receives notice or has actual knowledge of the event authorizing or requiring the exercise or fulfillment of such option or obligation, give written notice to the Issuer and to the Trustee as provided in Section 7.5 hereof. Such notice shall specify the date for the prepayment of the installments, which shall be on or before the redemption date for the Bonds; provided, that if the Borrower fails to give any such notice with respect to the obligation set forth in Section 7.1 hereof, the redemption date for the Bonds shall be fixed by the Trustee in accordance with Section 3.2 of the Indenture (the date for redemption of the Bonds being hereinafter called the "Redemption Date").

The amount payable by the Borrower in fulfillment of the obligation set forth in Section 7.1 (a) hereof or in the event of its exercise of the option granted in Section 7.2 hereof to prepay installments in whole shall be the sum of the following:

(1) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the outstanding Bonds on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue to the Redemption Date and expenses incurred or to be incurred in connection with the prepayment of installments and the redemption of the Bonds,

(2) an amount of money equal to the Trustee's fees and expenses under the Indenture accrued and to accrue until the Redemption Date, and

(3) an amount of money sufficient to discharge all other liabilities of the Borrower accrued under this Agreement.

Upon the occurrence of the event stated in Section 7.1(b) or (c) hereof (a) if all of the Bonds then outstanding are to be redeemed, as provided in Section 3.1(b) of the Indenture, the amount payable by the Borrower hereunder will be the sum of the amounts specified in the next preceding paragraph; and (b) if less than all of the Bonds then outstanding are to be redeemed, as provided in Section 3.1(b) of the Indenture, the amount payable by the Borrower hereunder will be an amount which will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the Bonds or portions thereof to be redeemed on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue thereon to said Redemption Date, and expenses incurred or to be incurred in connection with such prepayment of installments and such redemption of Bonds.

Section 7.4. Option to Prepay Installments for Optional Redemption of Bonds.

The Borrower shall have, and is hereby granted, the option to prepay from time to time repayment installments under this Agreement at prices sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) all or part of the Bonds in accordance with the provisions of the Indenture.

Section 7.5. Notice of Prepayment.

To exercise an option granted in or fulfill an obligation required by this Article VII, the Borrower shall give written notice to the Issuer and the Trustee not less than 40 days prior to the Redemption Date (or such later date as is acceptable to the issuer and the Trustee) which shall specify therein the amount of such prepayment, the provisions of this Agreement permitting or requiring such prepayment and the date upon which such prepayment will be made, which date shall be not later than the Redemption Date, together with such other information, if any, as shall be reasonably necessary in order to enable the Trustee to call Bonds for redemption under the applicable provisions of the Indenture; provided, that if the Borrower fails to give a notice with respect to the obligation set forth in Section 7.1 hereof, the redemption date for the Bonds shall be fixed by the Trustee in accordance with Section 3.2 of the Indenture. The Issuer will forthwith take all steps necessary under the applicable provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds, as may be the case, under applicable provisions of the Indenture.

Section 7.6. Redemption of Bonds with Prepayment Moneys.

By virtue of the assignment of the rights of the Issuer under this Agreement to the Trustee as provided in Section 4.4 hereof, the Borrower agrees to and shall pay any amount required or permitted to be paid by it under this Article VII directly to the Trustee. The Trustee shall use the moneys so paid to it by the Borrower to redeem (directly or through the application of maturing principal and interest, if any, of Governmental Obligations in which such moneys are required to be invested) the Bonds on the date set for such redemption pursuant to Sections 7.3 and 7.5 hereof.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices.

Unless otherwise specifically provided, any notice, request, complaint, demand, certificates or other communication shall be sufficiently given and shall be deemed given on the fourth day following the day on which the same has been mailed by first class mail, postage prepaid, addressed as follows: if to the Issuer at 301 East Pine Street, Suite 900, Orlando, Florida 32801, to the attention of the Issuer's Secretary; if to the Borrower, at 2737 North Forsyth Road, Winter Park, Florida 32792, Attention: Bob Collins; and if to the Trustee, at Corporate and Municipal Group, Sixth & Marquette - MAC N9303-110, Minneapolis, Minnesota 55479; provided, that any notice to the Trustee shall be deemed received only upon actual receipt by the Trustee. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Borrower shall also be given to the Trustee. The Issuer, the Borrower and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 8.2. Assignments.

This Agreement may not be assigned by either party without consent of the other and the Trustee, except that the Issuer shall assign to the Trustee certain of its rights under this Agreement as provided by Section 4.4 hereof and the Borrower may assign to any transferee or any surviving or resulting corporation its rights under this Agreement as provided by Section 5.1 hereof.

Section 8.3. Severability.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

Section 8.4. Execution of Counterparts.

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 8.5. Amounts Remaining in Bond Fund.

It is agreed by the parties hereto that after payment in full of (i) the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), (ii) the fees, charges and expenses of the Trustee in accordance with the Indenture and (iii) all other amounts required to be paid under this Agreement, the Tax Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid to the Borrower by the Trustee.

Section 8.6. Amendments, Changes and Modifications.

Except as otherwise provided in this Agreement or the Indenture, subsequent to the issuance of Bonds and prior to their payment in full (or provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee.

Section 8.7. Governing Law.

This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State of Florida.

Section 8.8. Authorized Borrower Representatives.

Whenever under the provisions of this Agreement the approval of the Borrower is required or the Issuer or the Trustee is required to take some action at the request of the Borrower, such approval or such request shall be given for the Borrower by an Authorized Borrower Representative, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

Section 8.9. Term of the Agreement.

The term of this Agreement shall commence as of the date hereof and, unless sooner terminated as provided in this Agreement, shall expire on the date that all of the Bonds and all fees and charges of the Issuer and the Trustee have been fully paid or provision made for such payment. The protections and immunities from liability and the rights to indemnification shall survive the final payment of the Bonds for acts or omissions arising prior to final payment of the Bonds.

Section 8.10. Binding Effect.

This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns; subject however, to the limitations contained in Sections 4.4, 5.1 and 8.2 hereof.

Section 8.11 Limitation on Issuer's Obligations.

Notwithstanding anything to the contrary contained herein or in any of the Bonds, this Agreement, the Indenture or in any other instrument or document executed by or on behalf of the Issuer in connection herewith, (a) the Issuer shall have no obligation to take action under this Agreement, the Indenture, the Bonds or such other instruments or documents, unless the Issuer is requested in writing by an appropriate person to take such action and is provided with indemnity and assurances satisfactory to it or payment of or reimbursement for any expenses (including attorneys' fees) to be incurred in such action, (b) no member of the Issuer or any officer, attorney, employee or agent of the Issuer shall be personally liable to the Company, the Trustee or any other person for any action taken by the Issuer or by its officers, attorney, agents or employees, or for any failure to take action, under this Agreement, the Indenture, the Bonds or such other instruments or documents, except that the Issuer agrees to take or refrain from taking any action required by an injunction or required to comply with any final judgment for specific performance; and (c) any judgment rendered against the Issuer for breach of its obligations under this Agreement, the Indenture, the Bonds or obligations under this Agreement, the Indenture, the Bonds or such other instruments or documents, shall be payable solely from the Bond Fund, and no personal liability or charge payable directly or indirectly from the general funds of the Issuer shall arise therefrom. The foregoing provisions of this Section shall survive the payment, prepayment or redemption of the Bonds and the termination of this Agreement and the Indenture.

IN WITNESS WHEREOF, the Orange County Industrial Development Authority has caused this Agreement to be executed in its corporate name by its duly authorized officer and its corporate seal to be hereunto affixed and attested by its duly authorized officer, and Wheeled Coach Industries, Inc. has caused this Agreement to be executed in its corporate name and attested by its duly authorized officer, all as of the date first above written.

Orange County Industrial

Development Authority

(SEAL)

By:____________________________________

Its: Chair or Vice Chairman

ATTEST:

By:__________________________________________

Its: Secretary or Assistant Secretary

WHEELED COACH INDUSTRIES, INC.

(SEAL)

By: /s/Larry W. Sayre____________

Its: Vice President of Finance & CFO